                                                                      EXHIBIT 99
                                                                   JULY 23, 2004

                              FOR IMMEDIATE RELEASE


                                               PRESS CONTACT: DOUGLAS C. SANDVIG
                                                          Senior Vice President,
                                           Treasurer and Chief Financial Officer
                                                     Smithway Motor Xpress Corp.
                                                                  (515) 576-7418

           SMITHWAY MOTOR XPRESS CORP. REPORTS SECOND QUARTER RESULTS

FORT DODGE, IOWA (PR NEWSWIRE) JULY 23, 2004--Smithway Motor Xpress Corp. (Nasdaq SmallCap Market: SMXC) announced today financial and operating results for the second quarter and six months ended June 30, 2004.

For the second quarter of 2004, operating revenue increased approximately 10.5% to $46.7 million from $42.2 million for the corresponding quarter in 2003. Our net earnings were $665,000, or $0.14 per basic and $0.13 per diluted share, compared with net loss of $458,000, or ($0.09) per basic and diluted share, for the same quarter in 2003.

For the first six months of 2004, operating revenue increased approximately 9.9% to $90.3 million from $82.1 million for the first six months in 2003. Our net earnings were $1.0 million, or $0.21 per basic share and $0.20 per diluted share, compared with net loss of $2.0 million, or ($0.42) per basic and diluted share, for the first six months of 2003.

Net earnings for the first six months of 2004 include $727,000, or $0.15 per basic and diluted share, of tax-free life insurance proceeds received during the first quarter. Without the life insurance proceeds, our net earnings for the first six months would have been $273,000, or $0.06 per basic and diluted share, compared with net loss of $2.0 million, or ($0.42) per basic and diluted share, for the first six months of 2003.

G. Larry Owens, President and Chief Executive Officer, commented, "We are pleased to announce our return to quarterly and year-to-date profitability. For the quarter, average revenue per seated tractor per week increased by $416, or 16.6%, compared to the second quarter of 2003 as we continued our focus on asset productivity and lane flow and as freight demand increased, allowing for a nine cent increase in revenue per loaded mile, increased revenue miles per tractor, and decreased deadhead. We were in compliance with all loan covenants at June 30, 2004 and we expect to remain in compliance throughout 2004. Finally, we continue to be very pleased with our safety record."

Smithway is a truckload carrier that hauls diversified freight nationwide, concentrating primarily on the flatbed segment of the truckload market. Its Class A Common Stock is traded on the Nasdaq National Market under the symbol "SMXC."

This press release and statements made by the Company in its stockholder reports and public filings, as well as oral public statements by Company representatives, may contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: failure to sustain the recent return to quarterly operating profitability, which could result in violation of bank covenants and acceleration of indebtedness at several financial institutions; the ability to obtain financing on acceptable terms, and obtain waivers and amendments to current financing in the event of default; economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices, and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts, or changes in excess coverage, relating to accident, cargo, workers' compensation, health, and other claims; the resale value of used equipment and prices of new equipment; seasonal factors such as harsh weather conditions that increase operating costs; regulatory requirements that increase costs and decrease efficiency, including emissions standards and hours-of-service regulations; changes in management; and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. The Company disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.


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                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND OPERATING STATISTICS)


                                                    THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                         JUNE 30,                              JUNE 30,
                                                       (UNAUDITED)                            (UNAUDITED)
                                           -----------          -----------          -----------          ------------
                                               2003                 2004                2003                  2004
                                           -----------          -----------          -----------          ------------
Operating revenue:
    Freight                                $    42,075          $    46,461          $    81,731          $    89,869
    Other                                          166                  218                  396                  410
                                           -----------          -----------          -----------          -----------
        Operating revenue                       42,241               46,679               82,127               90,279
Operating expenses:
    Purchased transportation                    14,344               15,181               28,699               29,259
    Compensation and employee
    benefits                                    12,653               12,984               25,027               26,408
    Fuel, supplies, and maintenance              7,094                8,984               14,931               17,642
    Insurance and claims                         1,476                1,467                2,498                2,957
    Taxes and licenses                             839                  991                1,680                1,872
    General and administrative                   1,856                1,712                3,214                3,434
    Communications and utilities                   381                  314                  793                  680
    Depreciation and amortization                3,781                3,315                7,491                6,492
                                           -----------          -----------          -----------          -----------
        Total operating expenses                42,424               44,948               84,333               88,744
                                           -----------          -----------          -----------          -----------
        (Loss) earnings from
        operations                                (183)               1,731               (2,206)               1,535


Other (expense) income:
    Interest expense                              (496)                (390)                (946)                (763)
    Interest income                                  2                    6                    4                   10
    Life Insurance Proceeds                         --                   --                   --                  727
                                           -----------          -----------          -----------          -----------
        (Loss) earnings before
        income taxes                              (677)               1,347               (3,148)               1,509
    Income tax (benefit) expense                  (219)                 682               (1,132)                 509
                                           -----------          -----------          -----------          -----------
        Net (loss) earnings                $      (458)         $       665          $    (2,016)         $     1,000
                                           ===========          ===========          ===========          ===========

                                           -----------          -----------          -----------          -----------
Basic (loss) earnings per share            $     (0.09)         $      0.14          $     (0.42)         $      0.21
Diluted (loss) earnings per share          $     (0.09)         $      0.13          $     (0.42)         $      0.20
                                           -----------          -----------          -----------          -----------
Basic weighted average common
shares outstanding                           4,846,821            4,847,173            4,846,821            4,846,997
Diluted weighted average common
shares outstanding                           4,846,821            4,938,463            4,846,821            4,926,214

    OPERATING STATISTICS

                                           -----------          -----------          -----------          ------------
                                               2003                 2004                2003                 2004
                                           -----------          -----------          -----------          ------------

    Operating ratio                              100.4%                96.3%               102.7%                98.3%
    Average operating revenue per
    tractor per week                       $     2,585          $     3,109          $     2,485          $     2,975
    Average revenue per tractor
    per week                               $     2,381*         $     2,803*         $     2,274*         $     2,700*
    Average revenue per seated
    tractor per week                       $     2,503*         $     2,919*         $     2,388*         $     2,803*
    Average length of haul in miles                647                  663                  649                  665
    Average revenue per loaded mile        $      1.37*         $      1.46*         $      1.36*         $      1.43*
    Ending company tractors                        760                  722                  760                  722
    Ending owner/operators tractors                467                  433                  467                  433
    Ending trailers                              2,317                2,200                2,317                2,200
    Weighted average tractors                    1,257                1,155                1,271                1,167


     *excludes fuel surcharge,
     brokerage, and other revenue.

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                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                    DECEMBER 31,     JUNE 30,
                                                       2003            2004
                                                    ------------     --------
ASSETS
    Current assets:
        Cash and cash equivalents                    $    355        $  2,913
        Receivables, net                               14,697          17,919
        Inventories                                       882           1,096
        Prepaid expenses and other                      4,304           4,407
                                                     --------        --------
            Total current assets                       20,238          26,335

    Property and equipment                            124,634         124,572
    Less accumulated depreciation                      70,235          68,984
                                                     --------        --------
        Net property and equipment                     54,399          55,588

    Other assets                                        2,043           2,015
                                                     --------        --------

Total assets                                         $ 76,680        $ 83,938
                                                     ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
        Current debt                                 $ 10,582        $ 11,323
        Accounts payable and accrued expenses          13,438          16,553
                                                     --------        --------
            Total current liabilities                  24,020          27,876

    Long-term debt                                     23,035          24,577
    Deferred income taxes                               9,020           9,875
                                                     --------        --------

Total liabilities                                      56,075          62,328

    Stockholders' equity                               20,605          21,610
                                                     --------        --------

Total liabilities and stockholders' equity           $ 76,680        $ 83,938
                                                     ========        ========